Exhibit 21

Subsidiaries

American Eagle Outfitters, Inc., a Delaware Corporation, has the following wholly owned subsidiaries:

AE Admin Services Co LLC, a Ohio Limited Liability Company

AE Corporate Services Co., a Delaware Corporation

AE Direct Co. LLC, a Delaware Limited Liability Company

AE Holdings Co., a Delaware Corporation

AE North Holdings Co, a Canadian (Nova Scotia) Unlimited Liability Company

AE Outfitters Retail Co., a Delaware Corporation

AE Retail West LLC, a Delaware Limited Liability Company

AEO Asia Trading, a People’s Republic of China Trust

AEO International Corp., a Delaware Corporation

AEO International Trading Corp., a Cayman Islands Exempted Company

AEO Israeli Services Co, a Delaware Corporation

AEO Management Co., a Delaware Corporation

AEO PR Holding, a Cayman Islands Exempted Company

AEO Realty Co LLC, a Delaware Limited Liability Company

American Eagle Cdn Hold Co., a Delaware Corporation

American Eagle Mexico Imports, S. de R.L. de C.V., a Mexican Limited Liability Company

American Eagle Mexico Retail, S. de R.L. de C.V., a Mexican Limited Liability Company

American Eagle Outfitters Asia Limited, a Hong Kong Limited Liability Company

American Eagle Outfitters Canada Corporation, a Canadian (Nova Scotia) Unlimited Liability Company

American Eagle Outfitters (China) Commercial Enterprise Co., Ltd., a Peoples Republic of China Foreign Investment Commercial Enterprise

American Eagle Outfitters Dutch Op Co B.V., a Netherlands Limited Liability Company

American Eagle Outfitters Hong Kong Limited, a Hong Kong Limited Liability Company

American Eagle Outfitters Japan GK, a Japan Limited Liability Company

Blue Heart Enterprises LLC, a Delaware Limited Liability Company

Blue Star Imports Ltd., a Delaware Corporation

Blue Star Imports, L.P., a Pennsylvania Limited Partnership

BSI Imports Company, LLC, a Delaware Limited Liability Company

Linmar Realty Co II LLC, a Delaware Limited Liability Company

Mood Brands, LLC, a Delaware Limited Liability Company

Retail Distribution East LLC, a Delaware Limited Liability Company

Retail Distribution West LLC, a Delaware Limited Liability Company

Retail Royalty Company, a Nevada Corporation

Tailgate Clothing Company Corp., an Iowa Corporation

The Original Real Co., a Delaware Corporation